As filed with the Securities and Exchange Commission on April 16, 2009.
Registration No. 333-145733

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
to
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ARCHER-DANIELS-MIDLAND COMPANY
(Exact name of the Registrant as specified in its charter)

Delaware	41-0129150

(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)
4666 Faries Parkway, Box 1470
Decatur, Illinois 62525
(217) 424-5200
(Address and telephone number of the Registrant’s principal executive offices)
David J. Smith
Executive Vice President, Secretary and General Counsel
Archer-Daniels-Midland Company
4666 Faries Parkway, Box 1470
Decatur, Illinois 62525
(217) 424-5200
(Name, address and telephone number of agent for service)
Copies to:

Steven C. Kennedy W. Morgan Burns Faegre & Benson LLP 2200 Wells Fargo Center 90 South Seventh Street Minneapolis, Minnesota 55402-3901	Edward S. Best Mayer Brown LLP 71 South Wacker Drive Chicago, Illinois 60606
     Approximate date of commencement of proposed sale to the public: Not Applicable.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

REMOVAL OF SECURITIES FROM REGISTRATION
     We previously registered for resale, under a Registration Statement on Form S-3 (Registration No. 333-145733), $1,150,000,000 of our 0.875% Convertible Senior Notes due 2014 and 26,259,445 shares of our Common Stock (collectively, the “Securities”) to be offered by the selling securityholders named in the Registration Statement. By filing this Post-Effective Amendment No. 1 to the Registration Statement, we hereby remove from registration all of the Securities that remain unsold under the Registration Statement as of the date hereof. The Registration Statement is hereby amended, as appropriate, to reflect the removal from registration of such Securities.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Decatur, State of Illinois, on April 16, 2009.

ARCHER-DANIELS-MIDLAND COMPANY
By	/s/ David J. Smith
David J. Smith
Executive Vice President, Secretary and General Counsel

     Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the registration statement has been signed on April 16, 2009 by the following persons in the capacities indicated:

Patricia A. Woertz*	Chairman, Chief Executive Officer and President (Principal Executive Officer)

/s/ Steven R. Mills Steven R. Mills	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ John Stott John Stott	Vice President and Controller (Principal Accounting Officer)

Mollie Hale Carter,* Director
Antonio Maciel Neto,* Director
Patrick J. Moore,* Director	(a majority of the directors)
M. Brian Mulroney,* Director
Thomas F. O’Neill,* Director
Kelvin R. Westbrook,* Director

*	David J. Smith, by signing his name hereto, does hereby sign this document on behalf of each of the above named officers and directors of the Registrant pursuant to powers of attorney duly executed by such persons.

/s/ David J. Smith
David J. Smith
Attorney-in-fact